Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of Grit Bxng at Home, Inc. of our report dated March 30, 2022, relating to the financial statements of Grit Bxng at Home, Inc.

/s/TaxDrop LLC

Robbinsville, New Jersey

April 28, 2022